POWER OF ATTORNEY Know all by these presents, that the undersigned hereby constitutes and appoints each of Felipe Gaspar Oliveira, Cassiano de Mallia Tramontin and Nicholas Morelli Faleiros (and any other employee of AGI Inc. (the "Company") or one of its affiliates designated in writing by one of the attorneys-in-fact), as the undersigned's true and lawful attorneys-in-fact to: (1) obtain and maintain credentials, including any Form ID or amended Form ID, to enable the undersigned, directly or indirectly including through a delegated entity, account administrator or other designated filing agent, to submit and file information and documents via the SEC's Electronic Data Gathering and Retrieval ("EDGAR") system or successor EDGAR Next, including identification codes, verification codes, passwords and password management codes, and any related annual certifications or confirmations, and to act as the undersigned's agent for such purposes; (2) execute for and on behalf of the undersigned, in the undersigned's capacity as a reporting person pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder of AGllnc. (the "Company"), Forms 3, 4 and 5, including any amendments thereto, in accordance with Section 16(a) of the Exchange Act; (3) do and perform any and all acts, directly or Indirectly including through a delegated entity, account administrator or other designated filing agent, for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission (the "SEC") and any applicable stock exchange or similar authority; (4) prepare, execute and file, or cause to be prepared, executed and filed, on behalf of the undersigned one or more Forms 144, or any amendments thereto, relating to any sales orders (including in connection with the exercise of options to purchase the Company's common stock ("common stock"), orally or electronically, to sell shares of common stock to the public from time to time in accordance with Rule 144 under the Securities Act of 1933, as amended; (5) take any other action of any type whatsoever in connection with the foregoing Which, in the opinion of any of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by any of such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as any of such attorneys-in-fact may approve in the discretion of any of such attorneys-in-fact; and (6) act as an account administrator for the undersigned's EDGAR account, including: (i) appointing, removing and replacing account administrators, account users, technical administrators and delegated entities; (ii) maintaining the security of the undersigned's EDGAR account, including modification of access codes; (iii) maintaining, modifying and certifying the accuracy of information on the undersigned's EDGAR account dashboard; (iv) acting as the EDGAR point of contact with respect to the undersigned's EDGAR account; and (v) performing any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators. The undersigned hereby grants to each such attorney-in-fact full power and authority to act separately and to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution, delegation or revocation, hereby ratifying and confirming all that any of such attorneys-in-fact, or the substitute or substitutes or delegee or delegees of any of such attorneys-in-fact, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act. This Power of Attorney shall remain in full force and effect until the undersigned ceases to be affiliated with the Company and is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney supersedes all other powers of attorney previously executed by the undersigned in respect of the subject matter described herein. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of March 02, 2026 Name: LU~AS ARAUJO ~E AGUIAR Signature ~~ ~ Recooheco porsemelhanca 1 Firm.(s)S"..II vli.-.~ltiii~11:ll (1) LOCAS ARAUJO II AGUIAR .Doo~fe Cailpin,s,03/0312026. EiI test. _ da erd.de. l1ICliWil:RISTmAIlA[IlrnITOF'ES-- E r- Valor: R$ 9,11. SeJos(s): 51 I Escrevente s· TabeliiO do NetlS de Campinu 2 Para produzir efeito no Brasii e para valer contra terceiros, devera ser vertido em vernaculo, e registrada a tradu~ao. {NSCGJ (~o.:..: XVI/SE~AO X/Art. 191.1)

 FREE TRANSLATION OF THE NOTARIZED TERMS I recognize by similarity 1 signature(s) WITHOUT ECONOMIC VALUE from (1) LUCAS ARAUJO DE AGUIAR. I attest to the truth. Campinas, 03/03/2026. In witness of the truth. Luciana Cristina Baldoni Lopes - Clerk Value: BRL 9.11. Seal(s): S10188AB169 Notarial College of Brazil 113621 SIGNATURE 1 S10188AB0000169 To produce effect in Brazil and to be valid against third parties, it must be rendered into the vernacular, and the translation must be registered. (NSCGJ Chap. XVI / Section X / Art. 191.1) 5th Notary Public